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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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UNIFY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Unify Corporation
2101 Arena Blvd, Suite 100
Sacramento, CA 95834

August 18, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation. The Annual Meeting will be held on Thursday, September 25, 2003 at 9:00 a.m. Pacific Time at the KVIE—Channel 6 Building, 2595 Capitol Oaks Drive, Sacramento, California, 95833.

        Enclosed with this Proxy Statement is your proxy card, as well as our 2003 Annual Report, which contains valuable information on our products, services, markets and operations, in addition to our audited financial statements.

        We hope that you will join us and let us give you a review of fiscal 2003 and our plans for fiscal 2004. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to vote promptly.

        We appreciate your continued patience and support of Unify. Although fiscal 2003 was challenging year for us given the struggling global economy, we were pleased to end the year profitably, with a strong balance sheet.

        In fiscal 2004, we will press forward with our plans to focus on revenue growth during the next twelve months. We are excited about our expanded and seasoned management team and the restructured business model that is allowing us to execute on the sales and marketing strategies necessary to achieve our plan. Our sales organization has been adapted to better serve our existing customers and now has the resources to win new customers. We have identified market segments to tackle in North America where our product solutions are an ideal fit.

        On behalf of Unify's dedicated and loyal employees, we commit to delivering on our mission to serve organizations efficiently and cost effectively in the delivery of robust, reliable and customizable web-based software applications. Our great people, products and services drive business value to our customers and will enable our future success.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Todd E. Wille Chairman, President and Chief Executive Officer

Unify Corporation
2101 Arena Blvd, Suite 100, Sacramento, California 95834

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 25, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation (the "Company"), to be held on Thursday, September 25, 2003 at 9:00 a.m., Pacific Time, at the KVIE—Channel 6 Building, 2595 Capitol Oaks Drive, Sacramento, California, for the following purposes:

  1.
  To elect five members of the board of directors to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

  2.
  To approve an amendment to the 2001 Stock Option Plan to increase the number of shares of common stock reserved for issuance from 1,950,000 to 2,975,000.

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 30, 2004.

  4.
  To transact such other business as may properly come before the meeting.

        These items of business are more fully described in the Proxy Statement that accompanies this Notice.

        Stockholders of record at the close of business on August 4, 2003 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 2101 Arena Blvd., Suite 100, Sacramento, California.

Sincerely,

Todd E. Wille Chairman, President and Chief Executive Officer
Sacramento, California August 18, 2003

STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

UNIFY CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the board of directors (the "Board") of Unify Corporation ("Unify," "Company," "we," "us" or "our"), a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on September 25, 2003 (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is August 18, 2003, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

        Annual Report.    An Annual Report for the fiscal year ended April 30, 2003 is enclosed with this Proxy Statement.

        Voting Securities.    Only stockholders of record as of the close of business on August 4, 2003 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 21,495,757 shares of Unify common stock, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this Proxy Statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        Solicitation of Proxies.    The cost of soliciting proxies will be borne by Unify. We have retained Georgeson Shareholder to assist in the solicitation of proxies for a fee not to exceed $9,000, plus customary out-of-pocket expenses. Georgeson Shareholder may solicit proxies personally or by telephone in addition to soliciting stockholders by mail. In addition, we will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Unify stock registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. We may also use the services of directors, officers and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the secretary of the Company a written instrument revoking the proxy or by delivering a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Unify has a board of directors consisting of five (5) members who will serve until the Annual Meeting of Stockholders held in 2004 and until their respective successors are duly elected and qualified.

        Our nominees for election to the Board and information with respect to their ages as of July 31, 2003 and their positions and offices held with the Company are set forth below. Please see "INFORMATION ABOUT UNIFY CORPORATION—Management" for additional information concerning the nominees. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below unless otherwise instructed. Proxies may not be voted for a greater number of persons than the number of nominees named. We know of no reason why any nominee should be unable or unwilling to serve as a director. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

        Nominees for election to the Board are as follows:

Name	Current Position with Company	Age	Director Since
Todd E. Wille	Chairman, President and Chief Executive Officer	40	2000
Jack R. Corrie	Director	48	2002
Kurt M. Garbe	Director	43	1999
Tery R. Larrew	Director	49	2002
Steven D. Whiteman	Director	52	1997

        If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e. "broker non-votes," will be counted as present for purposes of determining if a quorum is present. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT UNIFY CORPORATION

Management

        The following table sets forth certain information concerning our directors and executive officers, including their age as of July 31, 2003:

Name	Age	Position with the Company
Todd E. Wille	40	Chairman, President and Chief Executive Officer
Peter J. DiCorti	52	Vice President, Finance & Administration and Chief Financial Officer
Jim E. Kanir	44	Vice President, Worldwide Sales & Marketing
David M. Glende	43	Vice President, Strategy and Chief Technology Officer
Greg T. Tsutaoka	36	Vice President, Business Development
Frank Verardi	54	Vice President, Technical Services
Jack R. Corrie	48	Director
Kurt M. Garbe	43	Director
Tery R. Larrew	49	Director
Steven D. Whiteman	52	Director

        Todd E. Wille joined the Company in October 2000 as the chief operating officer and acting chief financial officer. In November 2000, Mr. Wille was appointed president and chief executive officer. Mr. Wille originally joined the Company in August 1995 as the corporate controller. In September 1997, Mr. Wille was promoted to vice president, finance and chief financial officer. In March 1998, Mr. Wille left the Company and joined FRx Software Corporation ("FRx") as the vice president of finance and chief financial officer. Subsequently, Mr. Wille was promoted to senior vice president of operations. Mr. Wille received a B.A. in business administration with concentrations in accounting and finance and management information systems from Wartburg College.

        Peter J. DiCorti joined the Company in October 2002 as vice president of finance & administration and chief financial officer. Before joining Unify, Mr. DiCorti served as the business development officer for JMW Capital Partners. Prior to that, Mr. DiCorti was the vice president and CFO of the Grass Valley Group. Mr. DiCorti received a B.S. in finance from Santa Clara University.

        Jim E. Kanir joined Unify in June 2003 as the vice president of worldwide sales and marketing. Mr. Kanir most recently served as the vice president of worldwide sales and channel relations for CrossAccess Corporation, a provider of legacy data integration for enterprise-wide e-business initiatives, based in Santa Clara, Calif. Prior to CrossAccess, Mr. Kanir worked for Pentawave and prior to that, Bell & Howell Imaging Solutions as vice president of sales. Mr. Kanir graduated from Wilmington College with a degree in business management.

        David M. Glende joined the Company in 1985 and has held various management positions in product development before being appointed chief technology officer in February 2000. In May 2001, Mr. Glende was appointed vice president, products and chief technology officer and in June 2003, he was appointed vice president of strategy and CTO. Mr. Glende oversees the Company's corporate and product strategy activities. Prior to joining Unify, Mr. Glende served as the manager of engineering for Advanced Data Institute. Mr. Glende holds a B.S. in computer science from California State University, Sacramento.

        Greg T. Tsutaoka joined the Company in April 2003 as vice president of business development. Mr. Tsutaoka has 10 years in the field of business development, corporate strategy and marketing. Before joining Unify, Mr. Tsutaoka was founder and president of New Millennium Management LLC.

He has also designed and managed business development strategies and partnership programs for industry leading technology companies including Remedy Corporation, FusionStorm, Inc., and Emanio, Inc. Mr. Tsutaoka holds a B.S. in managerial economics from University of California, Davis and a J.D. from Whittier Law School.

        Frank Verardi joined the Company in August 1988 as manager of consulting services and was named director of client services in 1989. In November 1995, Mr. Verardi was appointed vice president of worldwide product delivery and customer support, and in May 1999 he was appointed vice president of worldwide professional services. In May 2001, he was appointed vice president of worldwide sales and marketing and in June 2003, he was appointed vice president of technical services. Before joining Unify, Mr. Verardi held various positions with Computer Sciences Corporation where his most recent assignment was director of commercial professional services. Mr. Verardi received a B.S. in computer science from California State University, Chico.

        Jack R. Corrie has served as a director of the Company since February 2002. Mr. Corrie serves as the Chief Information Officer for the California Public Employees' Retirement System (CalPERS). Prior to joining CalPERS in 1998, Mr. Corrie served as the Chief of Technology, CIO and in senior executive positions for the California Department of Corrections from 1980 to 1998. Mr. Corrie holds a B.S. degree in Information Systems Management, and an M.B.A., in addition to currently working on a Masters degree in Technology Project Management from the George Washington University School of Business and Public Management.

        Kurt M. Garbe has served as a director of the Company since August 1999. Mr. Garbe serves as the President and CEO of Movaris, a provider of enterprise business process management solutions. From September 1999 until June 2001, Mr. Garbe served as the chief operating officer for Asera, Inc. From October 1997 to September 1999, Mr. Garbe served as executive vice president of field operations for U.S. Web/CKS. From September 1995 to June 1997, Mr. Garbe was vice president and general manager of professional services at Synopsys, Inc., an engineering design automation software company. Additionally, from 1991 to August 1995, Mr. Garbe was at Gemini Consulting, a management consulting firm, where he served in multiple roles including Vice President. Mr. Garbe holds a B.S. in electrical engineering from Clarkson University, an M.E. degree in electrical engineering from Cornell University, and an M.B.A. from the Wharton School of the University of Pennsylvania.

        Tery R. Larrew has served as a director of the Company since May 2002. Mr. Larrew serves as the President and CEO of Vericept Corporation, a provider of network-based early warning and misuse prevention solutions, headquartered in Englewood, Colo. Prior to joining Vericept in 2002, Mr. Larrew co-founded IQ3G, a mobile services company, in 2000. From 1999 to 2000, Mr. Larrew was the Chairman and CEO of a start-up e-communication company, UPDATE Systems, Inc. Mr. Larrew also serves as the CEO of Pinnacle Management, which he reformed in 1998. From 1996 to 1998, Mr. Larrew served on the executive management team of Metromail/CIC. He is a graduate of Colorado State University with a bachelor's degree in Business Administration and a minor in Finance and Marketing.

        Steven D. Whiteman has served as a director of the Company since May 1997. Mr. Whiteman serves as the President and CEO of Intesource, an Internet based procurement service specifically for the food industry. From June 2000 to May 2002, he worked as an independent consultant. From May 1993 until June 2000, Mr. Whiteman served as president of Viasoft, Inc. ("Viasoft"), a publicly traded software products and services company. From February 1994 to June 2000, Mr. Whiteman also served as chief executive officer and director of Viasoft, and from April 1997 to June 2000, he served as chairman of the board of directors. Mr. Whiteman is also a director of Intesource, Actuate Corporation, and Netpro. Mr. Whiteman holds a B.A. degree in business administration from Taylor University and a M.B.A. from the University of Cincinnati.

        Each director holds office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. Our executive officers serve at the discretion of the Board and Mr. Wille is further subject to rights contained in his employment agreement. There are no family relationships between any of our directors or executive officers.

Board of Directors Meetings and Committees

        During fiscal 2003, the Board held four (4) meetings. It has two (2) standing committees: an audit committee and a compensation committee. Each director participated in all general meetings of the Board and in all meetings of standing committees to which they belong.

        The audit committee's functions are to review, with our independent auditors and management, the annual financial statements and independent auditors' opinion, review the scope and results of the examination of our financial statements by the independent auditors, approve all professional services performed by the independent auditors and related fees, recommend the retention of the independent auditors to the Board and periodically review our accounting policies and internal accounting and financial controls. The members of the audit committee during fiscal 2003 were Jack R. Corrie, Kurt M. Garbe, Tery R. Larrew and Steven D. Whiteman. During fiscal 2003, the audit committee held five (5) meetings.

        For additional information concerning the audit committee, see "REPORT OF THE AUDIT COMMITTEE."

        The compensation committee's functions are to review and establish salary levels and grant stock options for executive officers and certain other management employees. The members of the compensation committee during fiscal 2003 were Jack R. Corrie, Kurt M. Garbe and Steven D. Whiteman. During fiscal 2003, the compensation committee held one (1) meeting.

Director Compensation

        In May 2002, the Company's Board of Directors adopted the compensation program for its non-employee (independent) members. This program has several components described in the table below. The compensation for each individual Director is assessed by the other members of the Board and is generally based upon the degree and quality of his/her participation in Board activities.

Summary of Compensation Program for Non-Employee Directors
	Based Upon	Annual Maximum	How Paid	When Paid
Annual Cash Retainer(1)	Active Board participation	$5,000 in cash	$1,250 per quarter	Within one week of end of fiscal quarter
Annual Stock Retainer(2)	Board determination of award to be made pursuant to the 2002 Director Restricted Stock Plan	Up to $10,000 in restricted stock using closing price at beginning of fiscal year	In shares of Unify common stock that may not be sold for one (1) year from grant date	In May
Annual Stock Option Grant(3)	Board determination of award to be made pursuant to the 2001 Stock Option Plan	Up to 20,000 shares of common stock	An option to purchase Unify common stock at FMV at time of grant with a three year vesting period	In June
Meeting Fees(4)	Active Board participation	None, but normally not expected to exceed $6,000	$1,000 per on-site meeting attended and $500 per conference call	As required
Consulting(5)	Request by Unify's CEO	None	Cash or in restricted stock	As performed

(1)
Unify will pay non-employee directors an annual cash retainer fee of $5,000 which will be paid in four quarterly payments of $1,250 each. Payments are to be made no later than five business days after the end of each fiscal quarter (August 5th, November 5th, February 5th and May 5th).

(2)
Directors are eligible for an annual stock retainer up to the equivalent of $10,000 worth of restricted stock under the 2002 Director Restricted Stock Plan (a copy of which is available upon request to the Company). Such restricted stock may not be sold for a period of twelve (12) months from the date of issuance and is for services to be rendered during the upcoming fiscal year.

(3)
Directors are eligible for an annual stock option grant of up to 20,000 shares of Unify common stock under the Company's then current stock option program. Eligibility will be determined by the Board and will be based on several factors from the prior fiscal year, including the financial performance of the Company, the Director's personal contribution to the Company and any other relevant factors or events. The stock option grant, if any, will be made in June of each year and the exercise price shall be equivalent to the fair market value of the stock at the time of the option grant. Any such option grant will vest monthly over a period of thirty-six (36) months.

(4)
Non-employee directors are eligible to receive fees for attending Board and related committee (such as the audit committee or compensation committee) meetings. Directors receive $1,000 for each on-site meeting attended and $500 for each conference call meeting. Unify will typically hold a Board meeting and any committee meeting on the same day, which will be considered as one meeting for the purpose of calculating meeting fees.

(5)
Directors may be requested to provide certain consulting services to Unify. Should this take place, Unify shall pay a Director one thousand dollars ($1,000) per day, with a half-day minimum. Unify shall reimburse a Director for all travel expenses incurred in accordance with its Travel and Entertainment Policy.

        The following table sets forth the compensation, expenses and consulting fees paid to each non-employee director in fiscal 2003:

	Jack Corrie	Kurt Garbe	Tery Larrew	Steve Whiteman
FY 2003 annual cash retainer(1)	$3,750	$3,750	$3,750	$3,750
FY 2003 annual stock retainer(2)	10,000	10,000	10,000	10,000
Other restricted stock grants(3)	—	27,500	27,500	27,500
FY 2003 meeting fees	4,500	4,000	4,500	4,500

Total Director Related Compensation(4)	18,250	45,250	45,750	45,750
Consulting fees	20,250	10,000	10,863	10,000

Total Compensation	38,500	55,250	56,613	55,750
Reimbursable expenses	—	475	3,137	980

Total Compensation and Expenses	$38,500	$55,725	$59,750	$56,730

(1)
Each non-employee director earned a cash retainer of $5,000 for fiscal 2003. Of this amount, a total of $3,750 was paid in fiscal 2003 and $1,250 was paid in the first month of fiscal 2004.

(2)
On May 9, 2002, each non-employee director was awarded a stock retainer for fiscal 2003 in the form of a restricted stock grant of 18,182 shares with a market value of $10,000 or $0.55 per share. These awards, which total 72,728 shares, were made pursuant to the 2002 Directors Restricted Stock Plan.

(3)
On May 9, 2002, Messrs. Garbe, and Whiteman were each awarded 50,000 shares of stock with a value of $27,500 or $0.55 per share for contributions made to the Company prior to fiscal 2003. Mr. Larrew received an identical award as an inducement to become a Director. These awards, which total 150,000 shares, were made pursuant to the 2002 Directors Restricted Stock Plan. In the aggregate, 222,728 shares (the 150,000 and 72,728 in (2) above) were issued as of April 30, 2003 under this plan.

(4)
Additionally, on June 10, 2003, each Director named above was granted a stock option to purchase 10,000 shares of stock at $0.41 per share with three-year monthly vesting schedule. While these option grants were made in fiscal 2004, they were based upon fiscal 2003 performance.

Employee Director Compensation

        Directors who are Unify employees, such as Mr. Wille, are eligible to receive options under the 2001 Stock Option Plan. Such employee-directors are also eligible to participate in the Company's 1996 Employee Stock Purchase Plan, provided that each employee-director does not own or hold options to purchase, or as a result of participation in the 1996 Employee Stock Purchase Plan, would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

D&O Insurance

        Unify provides its Directors with Director and Officer Insurance and is responsible for the payment of such fees and ensuring the policy is kept current and in force.

Director Indemnification

        Unify shall indemnify, hold harmless, and defend any Director against all claims against him/her, his heirs, executors or administrators, arising from or connected to his/her service as a Director to the fullest extend permissible under Delaware law. A Director shall immediately notify the Chief Executive Officer and legal counsel of Unify orally and in writing upon learning of any actual or threatened claim or legal process and shall cooperate fully in any defense or action.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of June 30, 2003 with respect to the beneficial ownership of our common stock by: (i) each director and director nominee of the Company; (ii) each executive officer named in the Summary Compensation Table below; (iii) current directors and executive officers as a group; and (iv) each stockholder known by us to own more than 5% of our stock.

	Shares Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
5% Stockholders
None(2)
Directors
Jack R. Corrie(3)	118,737	*
Kurt M. Garbe(4)	164,570	*
Tery R. Larrew(5)	153,820	*
Steven D. Whiteman(6)	184,570	*
Executive Officers
Todd E. Wille(7)	486,727	2.27%
Peter J. DiCorti(8)	26,562	*
Jim E. Kanir(9)	10,416	*
Frank Verardi(10)	207,604	*
David M. Glende(11)	278,489	1.29%
Greg T. Tsutaoka(12)	12,500	*
David Adams(13)	71,958	*
All directors and executive officers as a group (11 persons)(14)	1,715,953	7.77%

*
Less than 1%

(1)
Number of shares beneficially owned and the percentage of shares beneficially owned are based on 21,284,283 shares of the Company's common stock outstanding as of May 30, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days of June 30, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the individuals in the table may be contacted in care of Unify Corporation, 2101 Arena Blvd, Suite 100, Sacramento, California 95834.

(2)
We know of no investor who beneficially owns more than 5% of our common stock.

(3)
Includes 25,555 shares subject to options held by Mr. Corrie exercisable within 60 days of June 30, 2003.

(4)
Includes 71,388 shares subject to options held by Mr. Garbe exercisable within 60 days of June 30, 2003.

(5)
Includes 21,388 shares subject to options held by Mr. Larrew exercisable within 60 days of June 30, 2003.

(6)
Includes 91,388 shares subject to options held by Mr. Whiteman exercisable within 60 days of June 30, 2003.

(7)
Includes 196,875 shares subject to options held by Mr. Wille exercisable within 60 days of June 30, 2003.

(8)
Includes 26,562 shares subject to options held by Mr. DiCorti exercisable within 60 days of June 30, 2003.

(9)
Includes 10,416 shares subject to options held by Mr. Kanir exercisable within 60 days of June 30, 2003.

(10)
Includes 87,812 shares subject to options held by Mr. Verardi exercisable within 60 days of June 30, 2003.

(11)
Includes 258,489 shares subject to options held by Mr. Glende exercisable within 60 days of June 30, 2003.

(12)
Includes 12,500 shares subject to options held by Mr. Tsutaoka exercisable within 60 days of June 30, 2003.

(13)
Mr. Adams was Unify's Chief Financial Officer from May 2001 to October 2002.

(14)
Includes 802,373 shares subject to options and exercisable within 60 days of June 30, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth information concerning the compensation of our chief executive officer and our next three (3) most highly compensated executive officers whose total salary and bonus exceeded $100,000 per year for services rendered in all capacities to the Company for the last three (3) fiscal years:

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
	Annual Compensation
					Number of Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus
Todd E. Wille(1) Chairman, President and Chief Executive Officer	2003 2002 2001	$220,000 210,000 122,500	$48,789 25,000 75,000	(5)	150,000 300,000 500,000
David H. Adams(2) (Former) Vice President, Finance & Administration and Chief Financial Officer	2003 2002 2001	77,768 110,000 48,500	28,136 5,000 1,250	(5)	12,500 62,500 12,500
David M. Glende(3) Vice President, Strategy and Chief Technology Officer	2003 2002 2001	158,000 150,000 147,766	16,263 17,000 —	(5)	75,000 165,000 60,000
Frank Verardi(4) Vice President, Technical Services (Former) Vice President, Worldwide Sales & Marketing	2003 2002 2001	165,000 160,000 157,333	72,222 48,473 —	(6)	75,000 90,000 60,000

(1)
Mr. Wille was appointed president and chief executive officer in November 2000.

(2)
Mr. Adams was vice president, finance & administration and chief financial officer from May 2001 to October 2002. At that time, Peter J. DiCorti replaced him in this position and Mr. Adams retired from the Company.

(3)
Mr. Glende was appointed vice president, products and chief technology officer in May 2001. In June 2003, he was appointed vice president of strategy and CTO.

(4)
Mr. Verardi was vice president, worldwide sales & marketing from May 2001 to June 2003. In June 2003, he was appointed vice president of technical services.

(5)
Bonuses paid in fiscal 2003 were earned in fiscal 2002.

(6)
Represents commissions earned and paid pursuant to the Company's commission plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides the specified information concerning grants of options to purchase our common stock during the fiscal year ended April 30, 2003 to the persons named in the Summary Compensation Table:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal(2) Year
Name			Exercise Price Per Share(3)	Expiration Date
					5%	10%
Todd E. Wille(5)	150,000	16%	$0.55	5/9/12	$51,884	$131,484
David H. Adams	12,500	1%	$0.55	—	—	—
David M. Glende	75,000	8%	$0.55	5/9/12	$25,942	$65,742
Frank Verardi	75,000	8%	$0.55	5/9/12	$25,942	$65,742

(1)
All options were granted under our 2001 Stock Option Plan (the "Stock Option Plan"). Options generally vest as to one-fourth (1/4th) of the subject shares on the first anniversary of the grant date and an additional one forty-eighth (1/48th) of the subject shares upon completion of each full month of continuous employment with the Company. The Board has discretion to modify the terms, including the price, of outstanding options.

(2)
The Company granted an aggregate of 922,000 shares of common stock under the Stock Option Plan during the fiscal year ended April 30, 2003.

(3)
All options were granted with an exercise price equal to the fair market value per share of the common stock on the date of grant, as determined by the fair market value of the Company's common stock on that day.

(4)
Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent (5%) and ten percent (10%) rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on Unify's financial performance, overall market conditions and the number of shares vested by the option holder. Provisions of our 2001 Stock Option Plan hold that upon a merger in which our stockholders do not retain a majority of the voting stock of the surviving entity and the successor corporation fails to assume or substitute options for the successor corporation's stock, then the all outstanding options become fully vested and exercisable.

(5)
Following a merger of Unify or a sale of substantially all of its assets, the unvested portion of all options held by Mr. Wille as of the date of such merger or sale will automatically vest. If Mr. Wille is terminated, such options will have the benefit of twelve (12) additional months of vesting.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

        The following table provides the specified information concerning exercises of options to purchase Unify common stock during the fiscal year ended April 30, 2003, and unexercised options held at April 30, 2003 by the persons named in the Summary Compensation Table:

			Number of Securities Underlying Unexercised Options at 4/30/03(1)
					Value of Unexercised In-the-Money Options at 4/30/03(2)
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Todd E. Wille	—	$—	159,375	790,625	$16,969	$158,531
David H. Adams	32,000	6,105	—	—	—	—
David M. Glende	—	—	231,822	163,127	25,691	12,859
Frank Verardi	—	—	73,227	111,773	4,985	7,115

(1)
Options granted under our 2001 Stock Option Plan are generally exercisable to the extent vested and generally vest as to one-fourth (1/4th) of the subject shares on the first anniversary of the grant date and an additional one forty-eighth (1/48th) of the subject shares upon completion of each full month of continuous employment with the Company thereafter.

(2)
Valuation based on the difference between the option exercise price and the fair market value of the underlying securities as of April 30, 2003 of $0.39 per share, based on the closing sales price paid on the last trade of the day on the Over-the-Counter Bulletin Board (OTC BB) market.

Employment Agreements and Termination and Change of Control Arrangements

        We have an employment agreement with Mr. Wille, our chairman, president and chief executive officer. Under the agreement, he receives an annual salary, subject to Board adjustment, of $220,000, and is eligible to receive bonuses upon Unify achieving certain benchmarks in its business plan. Following a merger of the Company or a sale of all or substantially all of its assets, the unvested portion of all options held by Mr. Wille as of the date of such transaction will automatically vest. Should Mr. Wille be terminated, such options will have the benefit of twelve (12) additional months of vesting and he will receive an amount equal to twelve (12) months' salary.

        Under our 1991 and 2001 Stock Option Plans, should we merge with or be otherwise acquired by another company in a transaction where our stockholders do not retain a majority of the voting stock, a "Change of Control" occurs. If there is a Change of Control and the successor company fails to either assume the outstanding options or substitute substantially equivalent options for its own stock, the vesting of all outstanding Unify options shall accelerate to become fully vested and immediately exercisable. Any outstanding options will terminate if they are not exercised upon consummation of the merger or assumed or replaced by the successor corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent (10%) of Unify's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by them.

        Based solely upon our review of such reports furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than ten percent (10%) stockholders for the fiscal year ended April 30, 2003 were met.

Certain Relationships and Related Transactions

        Amounts Due from Officers, Directors and Principal Stockholders.    In April 2001, we accepted a full-recourse promissory note in the principal amount of $60,000 from Mr. Wille in payment for the exercise price of options that were granted in fiscal 2001. The note bears interest at five percent (5%) per annum and is secured by 250,000 shares of common stock. This promissory note is due and payable on October 1, 2003.

        Except for advances of reimbursable expenses we have made no other loans to executive officers, directors, stockholders or other affiliates. Any such loan must be approved by a majority of those board members who independent of and have no interest in the transaction.

        Limitation of Liability and Indemnification Matters.    Unify's Restated Certificate of Incorporation (the "Certificate") limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transactions from which the director derived an improper personal benefit.

        Our bylaws call for us to indemnify our directors, executive officers, and trustees to the fullest extent permitted by law. We believe that such indemnification covers negligence and gross negligence. Our bylaws also permit us to secure insurance on behalf of any executive officer, director, employee or other agent for any liability arising out of his or her actions in such capacity (subject to certain exclusions), regardless of whether the bylaws permit indemnification.

Independent Auditors

        On December 20, 2002, pursuant to the approval of the Audit Committee of our Board of Directors, we engaged Ernst & Young LLP ("E&Y") to serve as our independent auditor for our financial statements for the fiscal year ended April 30, 2003. Deloitte & Touche LLP had served in this capacity since August 1996. At this year's Annual Meeting of Stockholders, Unify stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2004 (see Proposal 3 in this Proxy Statement). A representative of E&Y is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees paid to Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended April 30, 2003, and review of the interim financial statements included in our quarterly report on Form 10-Q for the quarter ended January 31, 2003 were approximately $203,000.

        The aggregate fees paid in the year ended April 30, 2003 to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche" or "D&T") for a final billing for the audit of our annual financial statements for the fiscal year ended

April 30,2002, for the reviews of the financial statements included in our quarterly reports on Form 10-Q for the first two fiscal quarters in the year ended April 30, 2003, and in connection with the cessation of D&T's services were approximately $95,000 (which includes $15,000 that was paid in fiscal 2004).

Financial Information Systems Design And Implementation Fees

        Neither E&Y nor D&T performed any information technology services relating to financial information systems design and implementation for the fiscal year ended April 30, 2003.

All Other Fees

        We paid E&Y $23,000 for tax work in the year ended April 30, 2003. D&T was paid $44,000 for tax work and $2,400 for other miscellaneous services in the year ended April 30, 2003. In addition, the accounting firm KPMG LLP was paid $47,000 during the year ended April 30, 2003 for tax work relating to the fiscal 2002 tax provision and tax returns.

        The audit committee has considered the role of E&Y in providing additional services and other non-audit services to Unify and has concluded that such services are compatible with E&Y's independence as our auditors.

Equity Compensation Plan Information

        Unify maintains two compensation plans that provide for the issuance of its Common Stock to officers, directors, other employees or consultants. These consist of the 2001 Stock Option Plan (the "Option Plan") and the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which have been approved by the stockholders. The 1991 Stock Option Plan, which had a ten-year life, has expired and has therefore ceased to be available for new grants. In fiscal 2003, the Board adopted, without a need for shareholder approval, the 2002 Director Restricted Stock Plan as part of a program to provide compensation we felt was necessary to attract, retain and reward members of our Board of Directors who were willing to provide the time and energy that we believe is required to meet our business goals. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 30, 2003:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(1) (c)
Equity compensation plans approved by stockholders	1,688,800	$0.37	614,147
Other equity compensation plans
Director Restricted Stock Plan(2)	222,728	$0.55	277,272
Non-Registered Plan Options(3)	150,000	$0.29	0

(1)
Comprised of shares reserved for issuance under the Stock Purchase Plan (492,634 shares) and the Stock Option Plan (121,513 shares).

(2)
There are 500,000 shares authorized under the Director Restricted Stock Plan, of which 222,728 shares were awarded by April 30, 2003. An additional 100,000 shares were granted on May 1, 2003 to the Company's non-employee Directors (i.e., 25,000 shares each to Messrs. Corrie, Garbe, Larrew and Whiteman) as the annual stock grant (see Director Compensation) for fiscal 2004, leaving a balance of 177,272 shares available for future awards as of June 30, 2003.

(3)
In fiscal 2003, the Board authorized the issuance of non-registered stock options for senior level executive recruitment. Since such options are not issued under a shareholder approved plan, they do not qualify for incentive stock option treatment which provides tax benefits to both the employee and the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The compensation committee is comprised of Jack R. Corrie, Kurt M. Garbe, Tery R. Larrew and Steven D. Whiteman, each a non-employee member of the Board. The committee is responsible for setting and administering the policies governing annual compensation of the Company's executive officers. These policies are based upon the philosophy that Unify's long-term success is best ensured by attracting, retaining and rewarding highly skilled executives who are capable of achieving its business goals and build long-term stockholder value. Consequently, the committee's policies seek to reward individual performance as well as to align the financial interests of executive officers with overall Company results and increasing stockholder value. The Company applies these policies in three principal areas: base salary, management incentives, and long-term incentives.

        In preparing the stock performance graph for this Proxy Statement, the Company selected the NASDAQ Computer and Data Processing Services Industry Index as our peer group. However, the companies in our stock peer group are not necessarily in our salary peer group surveys unless we also compete with them for executive talent.

Base Salary

        The compensation committee annually assesses the performance and set the base salary of our chief executive officer, Todd Wille. He, in turn, evaluates the performance of all other executive officers and recommends salary adjustments, if any, which are then reviewed and approved by the compensation committee. Performance evaluations for individual executive officers are based on predetermined individual goals. For Mr. Wille, these goals are set by our committee and for all other executive officers these goals are set by Mr. Wille. The objectives of the compensation committee are to correlate executive compensation with Unify's business objectives and performance, and to enable us to attract, retain, and reward executive officers who contribute to our long-term success.

        Mr. Wille has served as president, chief executive officer and a director of Unify since November 2000, and was appointed Chairman of the Board in October 2001.

Management Incentive Plan

        We seek to provide additional incentives and rewards to executives for their contributions to the achievement of the Company's performance goals. For this reason, we administer a Management Incentive Plan (the "Incentive Plan") that can represent a substantial portion of the total compensation of our executive officers when earned and paid.

        The Incentive Plan provides for the establishment of a compensation pool based on the achievement of worldwide goals for revenues and operating income as well as other operating plan objectives specific to each executive officer's individual areas of management responsibility. Incentive compensation target amounts for each executive officer are set annually by our committee in consultation with Unify's chief executive officer. Performance against established goals is determined annually. Executive officers with sales responsibilities receive commission compensation in addition to base salary and management incentives.

        The compensation committee annually reviews and approves the compensation of Todd E. Wille, Chairman, President and Chief Executive Officer. Mr. Wille participates in the Incentive Plan in which he is eligible to receive a target bonus of $150,000 for achievement of the Incentive Plan goals and objectives. This actual bonus amount may be higher or lower based on the actual achievement of the Incentive Plan goals and objectives. Mr. Wille is a Unify shareholder; to the extent his performance translates into an increase in the value of Unify's stock, all shareholders, including Mr. Wille, share the benefit.

        Certain net income performance goals established under the Incentive Plan for fiscal 2003 were not met and, therefore, no cash bonuses were paid in fiscal 2004 to executive officers, including Mr. Wille. Bonuses paid in fiscal 2003 were for the Company's fiscal 2002 performance.

Long-Term Incentive Compensation

        The compensation committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for our stockholders, and therefore administers and makes periodic stock option grants under the 2001 Stock Option Plan. Such options are granted at the prevailing market price and will only have value if our stock price increases over the exercise price. Accordingly, we believe that stock options serve to align the interests of our executive officers closely with our other stockholders because of the direct financial benefit that executive officers receive through improved stock performance.

        Our committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a subjective analysis of the individual performance of the executive, previous option grants to the executive, and our financial performance. Option grants for the fiscal year ended April 30, 2003 are set forth in the table entitled "OPTION GRANTS IN LAST FISCAL YEAR" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS."

Deductibility of Executive Compensation

        We have considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to our chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 2001 Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. Our committee is comprised of non-employee directors. Furthermore, should the compensation committee not be so constituted for any period of time, the options granted during such period are unlikely to result in compensation exceeding $1,000,000 in any year.

The Compensation Committee

Jack R. Corrie Kurt M. Garbe Tery R. Larrew Steven D. Whiteman

REPORT OF THE AUDIT COMMITTEE

        The audit committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditors are responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The audit committee consists of four (4) directors, each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The NASDAQ Stock Market. We act pursuant to a written charter that has been adopted by the Board.

        In fiscal 2003 the audit committee recommended to the Board that Unify change its auditing firm. On December 16, 2002, the Board dismissed Deloitte & Touche LLP ("D&T") as its independent certified public accountants. On December 20, 2002, the Board adopted this committee's recommendation that we engage Ernst & Young LLP ("E&Y") to serve as our independent auditors. During the fiscal years ended April 30, 2002 and 2001, and during the subsequent period through December 20, 2002, we did not consult with E&Y on any accounting or auditing issues. In Proposal 3 of this Proxy Statement, shareholders are requested to ratify the Board's appointment of E&Y as Unify's independent auditor and its engagement to provide audit and other services in fiscal 2004.

        During fiscal 2003 the audit committee discussed and reviewed with our auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our committee met with both E&Y and D&T, with and without management present, to discuss the overall scope of the audit and review of financial statements, the results of such examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

        The audit committee also oversees the financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the overall reporting process, including the system of financial controls. In fulfilling our oversight responsibilities during fiscal 2003, we periodically:

  •
  reviewed the unaudited and audited financial statements with management and our independent auditors (that is, E&Y, and prior to them, D&T);

  •
  discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and our auditors;

  •
  discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and our auditors;

  •
  reviewed the Company's financial controls and financial reporting process; and

  •
  reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

        The audit committee has received a formal written statement from our auditors describing all relationships between E&Y and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditor's independence.

        Based on the review and discussions referred to above, the audit committee recommended to the Board that Unify's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Jack R. Corrie Kurt M. Garbe Tery R. Larrew Steven D. Whiteman

COMPARISON OF STOCKHOLDER RETURN

        Below is a line graph comparing the annual percentage change in the cumulative total return on the Company's common stock with the cumulative total return of the NASDAQ U.S. Index and the NASDAQ Computer and Data Processing Services Industry Index for the period commencing on April 30, 1998 and ending on April 30, 2003.(1)

Comparison of Cumulative Total Return
From April 30, 1998 through April 30, 2003

Unify Corporation, NASDAQ U.S. Stock Index,
NASDAQ Computer and Data Processing Services Industry Index

(1)
Assumes that $100 was invested on April 30, 1998 in the Company's common stock and in each index. Stockholder returns over the indicated period should not be considered indicative of future stockholder return.

PROPOSAL NO. 2
AMENDMENT TO 2001 STOCK OPTION PLAN

        The Company's 2001 Stock Option Plan (the "Option Plan") was adopted by the Board in May 2001 and approved by stockholders in September 2001. The Board believes that Unify must offer a competitive equity incentive program if it is to attract and retain the best possible candidates for key positions of responsibility. Currently, the maximum number of shares of our common stock which may be granted under the Option Plan is 1,950,000. As of June 30, 2003, 188,771 shares of common stock were available for future grants under the Option Plan. We seek to amend the Option Plan, subject to stockholder approval, to increase the number of shares of our common stock that may be granted under the Option Plan by 1,025,000 shares, from 1,950,000 shares to 2,975,000 shares, subject to adjustment for stock splits or other changes in our capital structure.

        The Board has historically used stock options as incentives for directors, officers and employees. The number of shares available to grant under the Option Plan is an incentive to attract and retain employees in key positions. The number of shares available under the Option Plan has constrained our ability to use incentive stock options, which have tax advantages to the Company and the employee, to reward and motivate existing employees. In addition, in order to recruit senior management in fiscal 2003, the Board granted 150,000 shares of restricted stock with a four year vesting schedule. The Board therefore believes that approval of the amendment to the Option Plan is in the best interests of Unify and its stockholders, as the availability of an adequate number of shares reserved for grants under the Option Plan is an important factor in attracting, motivating and retaining qualified employees who will be essential to our success.

Summary of the Plan

        The following summary of the Option Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.

        General.    The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract, retain and reward persons performing services for the Company and by motivating them to contribute to the growth and profitability of the Company. These incentives are provided through the grant of incentive stock options within the meaning of Section 422 of the Code and nonstatutory stock options.

        Shares Subject to Plan.    A maximum of 1,950,000 of the authorized but unissued or reacquired shares of common stock of the Company may be issued under the Option Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company, the expired, terminated or repurchased shares are returned to the Option Plan and again become available for grant. Appropriate adjustments will be made to the shares subject to the Option Plan, the foregoing limit on incentive stock option shares, and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

        Administration.    The Option Plan will be administered by the Board or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two (2) or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

        Eligibility.    Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective employee in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of June 30, 2003, the Company had 60 employees, including 6 executive officers, and 4 directors who would be eligible under the Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

        To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee or prospective employee may be granted options for more than one million (1,000,000) shares in any fiscal year of the Company. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

        Stock Options.    Each option granted under the Option Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the common stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least eighty-five percent (85%) of such fair market value. However, any option granted to a person who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least one hundred ten percent (110%) of the fair market value of a share of common stock on the date of grant. As of June 30, 2003, the closing price of the Company's common stock, as reported on the Over-the-Counter Bulletin Board (OTC BB) market was $0.30 per share.

        The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price; by means of a promissory note in a form approved by the Company; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the participant's surrender of a portion of the option shares to the Company.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the Option Plan is ten (10) years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years. An option generally will remain exercisable for ninety (90) days following the participant's termination of service. However, if such termination results from the participant's death or disability, the option generally will remain exercisable for one (1) year. In any event, the option must be exercised no later than its expiration date.

        Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

        Change in Control.    The Option Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the voting securities of the Company or the corporation or corporations to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than fifty percent (50%) of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent thereof may either assume the Company's rights and obligations under outstanding stock options or substitute substantially equivalent options for such corporation's stock. Generally, options that are not assumed, replaced or exercised prior to a Change in Control will terminate. Options granted to employees will accelerate and become fully vested if, the Option is not assumed or substituted for by the acquiring corporation, or the optionee is terminated without cause or resigns for good reason within twelve (12) months of a Change in Control.

        Termination or Amendment.    The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing the options have lapsed, provided that all options must be granted within ten (10) years following the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the exercise price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

        No options will be granted under the Option Plan prior to its approval by the stockholders of the Company. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's common stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires a number of votes "FOR" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

        The Board of Directors believes that adoption of the proposed amendment to the Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED TO BE GRANTED THEREUNDER BY 1,025,000 SHARES, FROM 1,950,000 TO 2,975,000 SHARES.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
ERNST & YOUNG LLP AS INDEPENDENT AUDITOR
AND FOR FISCAL YEAR 2004

        The Company's audit committee has appointed Ernst and Young LLP ("EY") as the Company's independent auditors for the fiscal year 2004. A representative of EY will be present at the Annual Meeting and available to respond to questions. An affirmative vote of a majority of the outstanding shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, will ratify the appointment of EY as our independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2004 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary at 2101 Arena Boulevard, Suite 100, Sacramento, California 95834, not later than April 19, 2004. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2004 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than thirty (30) days prior to the date of the Annual Meeting.

        Should a stockholder proposal be brought before the 2004 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on July 3, 2004.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Sincerely,
Todd E. Wille Chairman, President and Chief Executive Officer
Sacramento, California August 18, 2003

1525-PS-03

UNIFY CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Pete DiCorti and Deborah Thornton, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the common stock of Unify Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the KVIE – Channel 6 Building, 2595 Capitol Oaks Drive, Sacramento, California on September 25, 2003 at 9:00 a.m. Pacific time, and at any adjournment thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, and (2) in their discretion, upon such other matters as may properly come before the meeting.

        The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended April 30, 2003.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 4.

1.	Election of the following directors:
	Nominees:	Todd E. Wille
Jack R. Corrie
Kurt M. Garbe
Tery R. Larrew
Steven D. Whiteman

	☐ FOR	☐ WITHHELD

☐
For all nominees except as noted above

2.	To approve the amendment of the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 1,950,000 shares to 2,983,000 shares.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending April 30, 2004.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	With discretionary authority, upon such other matters as may properly come before the Annual Meeting. At this time, the Board knows of no other matters to be presented at the meeting.

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the enclosed postage-paid return envelope so that your stock may be represented at the meeting.

☐            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

☐            MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:

Signature(s):

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 25, 2003
UNIFY CORPORATION PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION ABOUT UNIFY CORPORATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
PROPOSAL NO. 2 AMENDMENT TO 2001 STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR AND FOR FISCAL YEAR 2004
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS